                                                                    EXHIBIT 4.12

THE SECURITIES REPRESENTED HEREBY ANI) THE SECURITIES WHICH MAY BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES OR BLUE SKY LAWS. NO SALE OR DISTRIBUTION HEREOF OR THEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


Warrant  No.  WCS-4                              Date  of Issuance: May 14, 2001

                               HOME DIRECTOR, INC.

                          Common Stock Purchase Warrant

     This Common Stock Purchase Warrant (the "WARRANT"), is issued by Home Director, Inc. a Delaware corporation (the "COMPANY"), to Joseph J. Paris (the "REGISTERED HOLDER"), pursuant to an Employment Agreement (the "EMPLOYMENT AGREEMENT") entered into by and between the Company's wholly-owned subsidiary, Digital Interiors, Inc., and the Registered Holder of even date herewith. The Registered Holder, is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time after the respective dates referred to in Section 1.1 hereof and on or before the relevant Expiration Date (as defined in Section 5 hereof), upon surrender of this Warrant, up to 400,000 shares (subject to adjustment as described herein) of the Company's common stock, par value $.001 per share ("COMMON STOCK"), at an exercise price per share equal to $0.25. The shares of Common Stock purchasable upon exercise of this Warrant and the exercise price per share may be adjusted from time to time pursuant to the provisions of this Warrant and are hereinafter referred to as the "WARRANT STOCK" and the "PURCHASE PRICE," respectively.

1.     Exercise.
       --------

1.1 Exercisability. Subject to Sections 2 and 5 hereof, this Warrant shall be exercisable according to the following schedule:

(a) Twenty-five percent (25%) of the Warrant, covering 100,000 shares of Warrant Stock, shall be exercisable immediately upon the Date of Issuance; and

(b) Six and one quarter percent (6.25%) of the Warrant, covering 25,000 shares of Warrant Stock, shall become exercisable on each successive three-month anniversary date thereafter provided, however, that the Warrants shall become immediately exercisable if the Company consummates (A) a consolidation with or into another entity in a transaction in which the stockholders of the Company immediately prior to such consolidation or merger own less than fifty (50%) percent of the combined voting power of the outstanding securities after such transaction, (B) a transaction or series of related transactions in which capital stock representing in excess of fifty (50%) percent of the Company's voting power is transferred to any single entity or group of related entities or
(C) a change of control of the Company as defined in the Employment Agreement ("CHANGE OF CONTROL").

1.2 Manner of Exercise. To the extent (and only to the extent) then exercisable, this Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid only by United States certified or bank check payable to the order of the Company or wire transfer of immediately available funds.

1.3     Net  Exercise.  In  lieu  of  exercising this Warrant in accordance with
Section 1.2 hereof, the Registered Holder may elect to receive, at any time on or before the Expiration Date, without the payment of such Registered Holder of any additional consideration, shares of Warrant Stock equal to the value of this Warrant or any portion hereof exercised, as determined below, by the surrender of this Warrant to the Company (with the notice of exercise form attached hereto as EXHIBIT A duly executed), at the principal office of the Company. Thereupon, the Company shall within thirty (30) days after request by the Registered Holder issue to such Registered Holder such number of fully paid and nonassessable shares of Warrant Stock as is computed using the following formula:

     X     =     Y(A-B)
                 ------
                         A

     Where  X     =     the  number  of  shares of Warrant Stock to be issued to
such  Registered  Holder  pursuant  to  this  Section  1.3.

Y     the  number  of shares of Warrant Stock covered by this Warrant in respect of  which  the  election  is  made  pursuant  to  this  Section  1.3.

A     =     the  Market  Price  of  one  share  of  Common Stock at the time the election  is  made  pursuant  to  this  Section  1.3.

B     =     the  Purchase  Price  in  effect  under this Warrant at the time the election is made pursuant to this Section 1.3. (as adjusted to the date of such election).

          For purposes hereof, the term "MARKET PRICE" shall mean the average of the daily closing prices per share of the Common Stock for the ten (10) consecutive trading days immediately preceding the day as of which Market Price is being determined. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, the average of the closing bid and asked prices as quoted on NASDAQ. If shares of the Common Stock are not listed or admitted to trading on any exchange or quoted on NASDAQ, the Market Price shall be deemed to be the "Fair Market Value," as determined by the Board of Directors of the Company within its sole discretion.

1.4 Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided above. At such time, the person or persons in whose name or names any certificate(s) for Warrant Stock shall be issuable upon such exercise as provided in Section 1.5 below shall be deemed to have become the holder or holders of record of the Warrant Stock presented by such certificates.

1.5 Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled; and

(b) in case such exercise is in part only, a new warrant (dated the date hereof) of like tenor for the remaining Warrant Stock not so purchased.

2.     Adjustments.
       -----------
2.1 Stock Splits and Dividends. If the outstanding shares of Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of arrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined dividing (a) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to Such adjustment, by (b) the Purchase Price in effect immediately after such adjustment.

2.2 Reclassification, Etc. In case there occurs any reclassification or change of the Outstanding securities of the Company or any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization, including a consolidation or a merger in which the Company is not the surviving corporation, on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this
Section 2. Notwithstanding anything contained to the contrary herein, in the event of a merger or consolidation in which the Company shall not be the surviving corporation, if the other party to such transaction shall request in writing, the Warrant shall become fully and immediately exercisable, but the Warrant shall expire on the effective date of such transaction to the extent not exercised prior to such date.

2.3 Dividends and Other Distributions. In the event the Company at any time or from time to time after the date hereof makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than in which an adjustment is made pursuant to Section 2.1 hereof) or in other assets or property of the Company (collectively, a "DIVIDEND"), then and in each such event provisions shall be made so that the Registered Holder shall receive, with respect to any Warrant Stock not exercisable at the time of such Dividend only, upon exercise of such Stock and in addition to the number of Common Shares receivable upon exercise of such Stock, the Dividend which he would have received had such Warrant Stock been exercised by the record date of such Dividend, subject to all other adjustments called for during the period between the record date for such Dividend and the date of exercise date of such Stock under this Section 2 with respect to the rights of the Registered Holder; provided, however, that the Registered Holder shall forfeit his right to receive such Dividend if he fails, within 90 days of becoming exercisable, to exercise that portion of this Warrant with respect to which the Company has reserved
Dividends  as  provided  above.

2.4 Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (a) a brief statement of the facts requiring such adjustment, (b) the Purchase Price after such adjustment and (c) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3.     Transfers.
       ---------

3.1 Unregistered Security. Each Holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and each Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of(a) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Federal or state securities law then in effect, or (b) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

3.2 Transferability. Subject to the provisions of Section 3.1 hereof and except as provided below, this Warrant and all rights hereunder are transferable, in whole or in part, upon Surrender of the Warrant with a properly executed assignment at the principal office of the Company and in full compliance with all applicable provisions of the Securities Act and of applicable state securities laws. Notwithstanding the foregoing, this Warrant may not be sold, assigned, pledged or otherwise transferred (any of the foregoing being referred to as a "TRANSFER") to any person or entity, other than an affiliate of the Registered Holder. The Warrant Stock shall be subject to the restrictions set forth in the Home Director, Inc. Stockholders' Agreement, to be entered into by and between the Company and Registered Holder prior to the exercise of the Warrant. A copy of the Stockholders' Agreement is attached as EXHIBIT B hereto.

3.3 Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5. Termination. The right to purchase Warrant Stock upon the exercise of this Warrant shall terminate, to the extent then unexercised, upon the fifth anniversary of the date on which such Warrant Stock became exercisable, other than a Change of Control which shall only be exercisable for 90 days following the date of notice of such change of control delivered to the Registered Holder which notice shall explicitly state that the Warrant will terminate if not exercised within ninety (90) days of the date such notice is delivered to the Registered Holder (each Expiration Date shall hereinafter be referred to as the "FINAL EXPIRATION DATE").

6.     Notices  of  Certain  Transactions.  In  case:
       ----------------------------------

(i) the Company shall take a record of the holders of its Common Stock (or other Stock or securities at the time deliverable upon the exercise of this Warrant for the purpose of entitling or enabling them to receive any Dividend, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation
(other than a consolidation or merger in which the Company is the surviving entity), any transaction or series of related transactions in which capital stock representing in excess of 50% of the Company's voting power is transferred to any single or related entities or any transfer of all or substantially all of the assets of the Company;

(iii)     of  a  Change  of  Control;  or

(iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or conversion) are to be determined. Such notice shall be mailed at least ten (10) business days prior to the record date or effective date for the event specified in such notice.

7. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock as from time to time shall be issuable upon the exercise of this Warrant.

8. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this
Warrant and (in the case of loss, theft or destruction) upon delivery of any indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. Investment Representations. The Registered Holder represents to the Company that this Warrant is being acquired for the Registered Holder's own account and for the purposes of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or the Warrant Stock. The Registered Holder acknowledges that he has been afforded the opportunity to meet with the management of the Company and to ask questions of, and receive answers from, such management about the business and affairs of the Company and concerning the terms and conditions of this Warrant, and to obtain any additional information, to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information otherwise obtained by or furnished to the Registered Holder. The Registered Holder has received all information which the Registered Holder considered necessary to form a decision concerning the purchase of this Warrant, and no valid request to the Company by the Registered Holder hereof for information of any kind about the Company has been refused or denied by the Company or remains unfulfilled as of the date hereof. The Registered Holder represents that he is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, is considered a sophisticated investor, is familiar with the risks inherent in speculative investments such as in the Company, has such knowledge and experience in financial business matters that he is capable of evaluating the merits and risk of the investment in this Warrant and the Warrant Stock, and is able to bear the economic risk of the investment.

11. Representations and Warranties of the Company. The Company hereby represents and warrants to the Registered Holder as follows:

11.1 Authorization of Warrant Stock. The issuance, sale and delivery of the shares of Common Stock purchasable upon exercise of this Warrant have been duly authorized by all requisite corporate action of the Company. When issued, sold and delivered in accordance with this Warrant, the Warrant Stock will be duly and validly issued, fully paid and nonassessable.

11.2 Due Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its assets and property and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the location of its property requires such qualification, except those where the failure to be so qualified would not have a material adverse effect on its business, operations, assets or condition (financial or otherwise), taken as a whole.

11.3 Power and Authority. The Company has the requisite corporate power and authority to execute and deliver this Warrant and to perform its obligations hereunder. The execution, delivery and performance of this Warrant have been duly authorized by all necessary corporate action on the part of the Company. This Warrant has been duly executed and delivered by the Company and is the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

12. Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail, as certified or registered mail (air mail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to Joseph J. Paris, 151 East Main Street, Los Gatos, CA 95030, or to such other address as he may notify the Company in writing and (b) if to the Company, to 1015 Aviation Parkway, Suite 100, Morrisville, North Carolina 27560 Attention: Chief Financial Officer, or to such other address as it may notify the Registered Holder in writing.

13. Rights and Obligations as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

14. Fully Paid Shares; Taxes. The Company agrees that the Warrant Stock represented by each and every certificate delivered on the exercise of this Warrant in accordance with the terms hereof shall, at the time of such delivery, be validly issued, fully-paid and nonassessable, free and clear of all liens, pledges, options, claims or other encumbrances. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes (but specifically, not including any income taxes) which may be payable in respect of the issue of any Warrant Stock or certificates therefore.

15. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock received on the date of exercise, as determined in good faith by the Company's Board of Directors.

16. Amendment or Waiver. Any term of this Warrant may be amended or waived only in a written instrument executed by the Company and the Registered Holder.

17. Headings. The headings in this Warrant are for purposes or reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

18. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     IN WITNESS WHEREOF, the undersigned has executed this Common Stock Purchase Warrant on the date first above written.

                              COMPANY:

                              HOME  DIRECTOR  INC.



                              By:_______________________________________________
                                 Steven  L.  Carnevale
                                 Chief  Financial  Officer

                                    EXHIB1T A
To:     Home  Director,  Inc.
PURCHASE  FORM                                   Dated:_________________________
--------------


The undersigned, pursuant to the provisions set forth in Section 1.2 of the attached Warrant No. WCS-___, hereby irrevocably elects to purchase ________ shares of the Common Stock covered by such Warrant and herewith makes a cash payment of $________, representing the full purchase price for such shares at the price per share provided for in such Warrant.


                                  Signature:____________________________________

                                  Name  (print):________________________________

                                  Title  (if  applicable):______________________




To:  Home  Director,  Inc.                                   Dated:_____________
NET  EXERCISE
-------------


The undersigned, pursuant to the provisions set forth in Section 1.3 of the attached Warrant No. WCS-__ hereby irrevocably elects to surrender the right to purchase shares of the Common Stock covered by such Warrant.


                                  Signature:____________________________________

                                  Name  (print):________________________________

                                  Title  (if  applicable):______________________